news release First Quarter 2007 Results

Contacts: Investors - Tom McCallum 800/497-6329 Media - Tyler D. Gronbach 919/297-1541

R.H. DONNELLEY ANNOUNCES SEQUENTIAL
AD SALES IMPROVEMENT AND STRONG EBITDA

•	Reaffirms full year guidance
•	Announces new brand strategy and DexKnows.com
•	Repays $131 million of debt

CARY, N.C., April 26 /PRNewswire-FirstCall/ -- R.H. Donnelley Corporation (NYSE: RHD), one of the nation's leading Yellow Pages and online local commercial search companies, today reported first quarter 2007 free cash flow of $131 million based on cash flow from operations of $144 million less $13 million of capital expenditures. Advertising sales during the first quarter were $747 million, down 0.2 percent from the same period in the prior year. Net revenue for the quarter was $663 million. EBITDA, including  $14 million of FAS 123 R expense and approximately $20 million of purchase accounting entries, during the first quarter was $331 million, and operating income for the same period was $228 million. As of March 31, 2007, RHD's net debt outstanding, including the purchase accounting fair value adjustment of $188 million, was $10,125 million.

"During the quarter, we continued to focus on driving operational improvements and taking steps to enhance the effectiveness of our triple play local search solutions. As a result, sales continued their sequential improvement, driven by better performance in our Dex and AT&T markets, but offset by softness in the EMBARQ markets." said David C. Swanson, chairman and CEO of R.H. Donnelley. "The solid financial results recorded in the quarter allowed us to repay $131 million of debt and puts us on track to achieve our full year 2007 guidance."

New Branding Strategy

R.H. Donnelley is also announcing that it is launching a unified market brand and local search site in all of its markets. It plans to capitalize on the strong, universal awareness of the Dex market brand in the legacy Dex Media markets and begin rolling out Dex-branded products and solutions in the AT&T Yellow Pages and EMBARQ Yellow Pages markets throughout 2007.

The company will continue to leverage the recognizable AT&T Yellow Pages and EMBARQ Yellow Pages names in addition to the Dex brand on print directories, but plans to migrate all of its online properties to one unified local search site - DexKnows.com. The company will be supporting the introduction of the new brand, site and URL with an integrated advertising and marketing campaign across its footprint.

For more information about the market brand, URL or to view the new television advertising go to www.rhd.com.

Outlook

The Company is updating its guidance for full year 2007 weighted average fully diluted shares outstanding and affirming the rest of the guidance provided on December 5, 2006, which is summarized below.

•	Positive advertising sales growth.
•	Net revenue of approximately $2.67 billion.
•	EBITDA, excluding FAS 123 R and cost uplift, of approximately $1.44 billion.
•	Free cash flow of approximately $615 million.
•	Net debt, excluding fair market value adjustment, at year end of approximately $9.5 billion.
•	Weighted average fully diluted shares outstanding during 2007 of up to 72.5 million.

See Schedule 5 for a reconciliation of the foregoing non-GAAP measures to the most comparable GAAP measures.

Further important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and the schedule footnotes of this press release, which should be thoroughly reviewed. Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.

RHD is currently finalizing the accounting for FASB's new Interpretation No. 48, Accounting for Uncertainty in Income Taxes: An Interpretation of FASB Statement No. 109 ("FIN No. 48"). Because the analysis is not yet complete, the financial results provided in this release do not include tax related items and items affected by tax. We do not expect the finalization of these items to have a cash impact. At this time, we expect to submit all quarterly filings to the SEC for the period ended March 31, 2007 by the applicable deadlines.

First Quarter Conference Call

R.H. Donnelley will host a conference call to discuss its first quarter 2007 results today at 10:00 a.m. (ET). The call can be accessed by dialing 888-387-9606 (domestic) or 517-645-6055 (international). The pass code for the call is "RHD". Please dial in to the call by 9:50 a.m. (ET) to ensure a prompt start time. The call will also be available through a Web cast, which can be accessed by visiting our Web site at www.rhd.com, clicking on "Investor Relations" and following the instructions provided. Those unable to participate at the scheduled time may access a recorded replay by dialing 800-793-2380 (domestic) or 203-369-3339 (international). The recording will be available through May 10, 2007. There is no pass code for the replay. In addition, an archived version of the Web cast will be available on RHD's Web site for up to one year from the date of the call.

About R.H. Donnelley

R.H. Donnelley (RHD) is one of the nation's leading Yellow Pages and online local commercial search companies. The company has approximately 4,400 employees operating in 28 states across the United States. Every day, consumers rely on the company's more than 700 directories, online city guides and local search Web sites to find businesses that provide the products and services they need. RHD's print directories, which have a circulation of more than 80 million, are marketed under three of the industry's most recognized brands: AT&T Yellow Pages in Illinois and northwest Indiana; Dex(R) Yellow Pages and EMBARQ Yellow Pages(TM). R.H. Donnelley's expanding presence on the Internet now includes the Best Red Yellow Pages(R) brand at bestredyp.com(R) in its EMBARQ Yellow Pages markets, in RHD's AT&T Yellow Pages markets in Illinois and northwest Indiana at CHICAGOLANDYP.com and local search services through Dex at DexKnows.com(R).

Safe Harbor Provision

Certain statements contained in this press release regarding RHD's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook" and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause RHD's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the legacy Dex and RHD businesses will not continue to be integrated successfully; (2) the risk that the expected strategic advantages and remaining cost savings from the Dex Media merger may not be fully realized or may take longer to realize than expected; (3) disruption from the Dex Media merger making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD's results to differ materially from those described in the forward-looking statements are described in detail in RHD's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 in Item 1A "Risk Factors" as well as RHD's other periodic filings with the SEC that are available on the SEC's website at www.sec.gov.

Schedule 1

Schedule 1:	Index of Schedules

Schedule 2:
Unaudited Condensed Consolidated Statements of Pre-Tax Income (Loss) for the three months ended March 31, 2007 and 2006 and Pro Forma Adjusted Statement of Pre-Tax Income for the three months ended March 31, 2006

Schedule 3:	Unaudited Selected Balance Sheet Data at March 31, 2007 and December 31, 2006

Schedule 4:	Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2006

Schedule 5:	Reconciliation of Non-GAAP Measures

Schedule 6:	Statistical Measures - Advertising Sales

Schedule 7:	Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF PRE-TAX INCOME (LOSS) AND PRO FORMA ADJUSTED STATEMENT OF PRE-TAX INCOME

Schedule 2

Amounts in millions

	Three months ended March 31,
					2006
	2007 Reported	2006 Reported	2006 Adjustments	(2)	Pro Forma Adjusted
Net revenue (1)	$662.8	$320.5	$356.0	(3)	$676.5
Expenses	331.8	219.7	97.6	(3)	317.3
Depreciation and amortization	103.0	62.7	20.5	(4)	83.2
Operating income	228.0	38.1	237.9		276.0
Interest expense, net	(201.6)	(153.8)	(58.9)	(4)	(212.7)
Pre-tax income (loss)	$26.4	$(115.7)	$179.0		$63.3

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 3
UNAUDITED SELECTED BALANCE SHEET DATA

Amounts in millions
	March 31,	December 31,
	2007	2006
Assets
Cash and cash equivalents	$74.7	$156.2
Accounts receivable, net	1,085.0	1,048.3
Deferred directory costs	205.1	211.8
Fixed assets and computer software, net	158.6	159.4

Current Liabilities
Deferred directory revenue	1,240.9	1,197.8
Current portion of long-term debt	362.2	382.6

Long Term Liabilities
Long-term debt	9,837.2	10,020.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	Schedule 4

Amounts in millions

	Three Months ended March 31,
Operating activities:	2007	2006
Net cash provided by operating activities	$143.8	$196.0

Investment activities:
Additions to fixed assets and computer software	(13.1)	(10.4)
Acquisitions, net of cash received	-	(1,888.7)
Equity investment	(2.5)	-
Net cash used in investing activities	(15.6)	(1,899.1)

Financing activities:
Decrease in checks not yet presented for payment	(6.2)	(6.0)
Proceeds from issuance of debt, net of costs	-	2,517.5
Repurchase of redeemable convertible preferred stock	-	(336.1)
Repayment of debt	(193.5)	(418.9)
Revolver repayments	(226.4)	(44.7)
Borrowings under the Revolver	207.3	168.7
Proceeds from option exercises	9.1	14.1

Net cash (used in) provided by financing activities	(209.7)	1,894.6

(Decrease) increase in cash and cash equivalents	(81.5)	191.5

Cash and cash equivalents, beginning of period	156.2	7.8

Cash and cash equivalents, end of period	$74.7	$199.3

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 5a
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Amounts in millions
	Three Months Ended March 31,
	2007	2006

Reconciliation of operating income - GAAP to EBITDA and pro forma adjusted EBITDA (5)

Operating income - GAAP	$228.0	$38.1
Plus depreciation and amortization	103.0	62.7
EBITDA	$331.0	100.8

Plus net revenue from directories that published prior to acquisitions that would have been recognized during the period absent purchase accounting
adjustments required under GAAP.		356.0

Less expenses on Dex Media-branded directories that published prior to the acquisition that would have been recognized during the period absent purchase accounting required under GAAP, net of amortized deferred cost uplift on Dex Media and AT&T sales contracts as of their respective acquisition dates, plus professional fees in 2006 associated with the
Dex Media transaction paid for by Dex Media.	20.3	(97.6)

Pro forma adjusted EBITDA including SFAS No. 123 R		359.2

Plus SFAS No. 123 R Expense	13.9	16.5

Pro forma adjusted EBITDA		$375.7

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 5b
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

Amounts in millions
	Three Months Ended March 31,
	2007	2006

Reconciliation of cash flow from operations - GAAP to free cash flow and pro forma adjusted free cash flow

Cash flow from operations - GAAP	$143.8	$196.0
Add: Dex Media cash flow from operations for Janaury 2006 - GAAP	-	39.7
Add: Professional fees related to the Dex Media Merger paid for by Dex Media	-	7.5
Pro forma adjusted cash flow from operations		243.2
Less: additions to fixed assets and computer software - GAAP	13.1	10.4
Less: Dex Media additions to fixed assets and computer software for January 2006 - GAAP	-	1.1

Free cash flow	$130.7
Pro forma adjusted free cash flow		$231.7

	Three Months Ended March 31,
	2007	2006

Reconciliation of interest expense - GAAP to adjusted interest expense and pro forma adjusted interest expense (4)

Interest expense - GAAP	$201.6	$153.8
Plus: Incremental interest expense as if the Dex Media transaction occurred on January 1, 2006	-	52.8
Plus: Fair market value adjustment due to purchase accounting	7.6	6.1

Adjusted interest expense	$209.2
Pro forma adjusted interest expense		$212.7

	As of	As of
	March 31, 2007	December 31, 2006

Reconciliation of debt - GAAP to net debt - excluding fair value adjustment (6)

Debt - GAAP	$10,199.4	$10,403.1
Less: Cash and cash equivalents	(74.7)	(156.2)
Net debt - GAAP	$10,124.7	10,246.9

Less: Fair value adjustment due to purchase accounting	(188.4)	(195.9)
Net debt - excluding fair value adjustment	9,936.3	$10,051.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 5c
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

Amounts in billions

Full Year 2007
Outlook
Reconciliation of adjusted EBITDA excluding SFAS No. 123 R outlook to operating income - GAAP outlook

Adjusted EBITDA excluding SFAS No. 123 R outlook	$1.44
Less: Depreciation and amortization *	(0.44)
Less: SFAS No. 123 R expense	(0.03)
Adjusted operating income outlook	0.97

Less: Deferred cost uplift	(0.03)
Operating income - GAAP outlook *	$0.94

* Depreciation and amortization outlook for 2007 has been revised since our Form 8-K filed on March 1, 2007.

Full Year 2007
Outlook
Reconciliation of cash flow from operations - GAAP outlook to free cash flow outlook

Cash flow from operations - GAAP outlook	$0.69
Less: Additions to fixed assets and computer software	(0.07)
Free cash flow outlook	$0.62

Full Year 2007
Outlook
Reconciliation of net debt - GAAP outlook to net debt - excluding fair value adjustment outlook

Net debt - GAAP outlook	$9.7
Less: Fair value adjustment due to purchase accounting	(0.2)
Net debt - excluding fair value adjustment outlook	$9.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 6
STATISTICAL MEASURES
CALCULATION OF ADVERTISING SALES PERCENTAGE CHANGE OVER PRIOR YEAR PERIOD
(unaudited)

Amounts in millions, except percentages
	Three Months Ended
	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006

2007 Advertising sales (7)	$747.3

2006 Advertising sales disclosed in 2006 Form 10-Q's	707.0	$682.6	$533.9	$724.7

Adjustment primarily related to changes in publication dates	42.0

2006 Advertising sales	$749.0	682.6	533.9	724.7

2005 RHD publication sales disclosed in 2005 Form 10-Q's		293.5	223.6	253.2

2005 Dex Media publication sales disclosed in Dex Media's 2005 quarterly press releases		411.0	421.7	457.1

Adjustments for changes in publication dates and definition of advertising sales		(11.1)	(100.7)	40.3

2005 Advertising sales		$693.4	$544.6	$750.6

Advertising sales percentage change over prior year period	(0.2%)	(1.6%)	(2.0%)	(3.4%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 7
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL DATA AND NON-GAAP MEASURES

(1)
Revenue with respect to print advertising, and Internet-based advertising products that are bundled with print advertising, is recognized under the deferral and amortization method, whereby revenue is initially deferred when a directory is published and recognized ratably over the directory's life, which is typically 12 months. Revenue with respect to Internet-based advertising that is not bundled with print advertising is recognized ratably over the period the advertisement appears on the site. Revenue with respect to our other products and services is recognized as delivered or fulfilled.

(2)
As a result of the Dex Media and AT&T (formerly known as SBC) transactions and the related financing and associated purchase accounting, management believes that the 2007 and 2006 results reported in accordance with GAAP are not comparable and our 2006 results are not indicative of our underlying operating and financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance in each period. Management urges you to read the schedules and the footnotes carefully to better understand the limitations of using these figures for any analysis.

Pro forma adjusted results for 2006 reflect the combination of RHD with Dex Media as if the transaction had been consummated at the beginning of 2006 and reflect certain other adjustments described below, including adjustments to exclude the effects of purchase accounting related to the Dex Media and AT&T transactions and professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006. In addition, pro forma adjusted results include interest and depreciation and amortization expenses as if the Dex Media transaction occurred on January 1, 2006 and eliminates the interest benefit resulting from the amortization of the purchase accounting fair value adjustment to Dex Media's debt balance described in footnote 5. Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of RHD would have been had the Dex Media transaction been consummated at the beginning of 2006.

Pro forma adjusted results for 2006 assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from Dex Media that published prior to the transaction were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in 2006 reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the transaction date for Dex Media and AT&T directories that were not yet published at the transaction date has been excluded from pro forma adjusted results. See Schedule 3 for details of all adjustments to the 2006 reported GAAP results.

(3)
Adjustments for the three months ended March 31, 2006 include revenue and expenses for directories acquired as a result of the Dex Media transaction that published prior to the transaction date and that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the transaction date for directories not yet published at the transaction date has also been removed. Adjustments to reported GAAP expenses also exclude professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006.

(4)
As a result of purchase accounting, RHD was required to adjust the carrying value of Dex Media's debt at January 31, 2006 to its fair value. Pro forma adjusted interest expense eliminates the interest benefit resulting from the amortization of the fair value adjustment to Dex Media's debt. Interest expense is presented on a pro forma adjusted basis reflecting the incremental debt RHD incurred as if the Dex Media transaction occurred on January 1, 2006. Pro forma adjusted depreciation and amortization reflects the amortization of intangible assets acquired as if the Dex Media transaction occurred on January 1, 2006.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 7 (cont'd)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL DATA AND NON-GAAP MEASURES

(5)
EBITDA represents earnings before interest, taxes, depreciation and amortization. Pro forma adjusted EBITDA represents pro forma adjusted earnings before interest, taxes, depreciation and amortization. EBITDA and pro forma adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA for the three months ended March 31, 2007 and 2006 includes charges of $13.9 million and $16.5 million, respectively, for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment. As a result of purchase accounting required by GAAP, we recorded the deferred directory costs related to directories that were scheduled to publish subsequent to the Dex Media Merger at their fair value, determined as (a) the estimated billable value of the published directory less (b) the expected costs to complete the directories, plus (c) a normal profit margin. We refer to this purchase accounting entry as "cost uplift." Operating income -- GAAP and EBITDA for the three months ended March 31, 2007 includes approximately $17.0 million of cost uplift associated with the Dex Media transaction. EBITDA for the three months ended March 31, 2007 also excludes recoveries and other items impacted by purchase accounting relating to bad debt expense previously charged to goodwill of $3.3 million related to directories acquired in the Dex Media transaction.

(6)
Net debt -- GAAP represents total debt less cash and cash equivalents on the respective date. Net debt -- excluding fair market value adjustments represents net debt -- GAAP adjusted to remove the remaining fair value purchase accounting adjustment of Dex Media's debt noted in footnote 4 above. The unamortized fair value adjustment at March 31, 2007 is $188.4 million.

(7)
Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

SOURCE R.H. Donnelley Corporation

CONTACT: Investors, Tom McCallum, +1-800-497-6329, or Media, Tyler D. Gronbach, +1-919-297-1541, both of R.H. Donnelley Corporation/Photo: NewsCom: http://www.newscom.com/cgi-bin/prnh/20060731/NYM044LOGO
AP Archive: http://photoarchive.ap.org PRN Photo Desk, photodesk@prnewswire.com/Web site: http://www.DexKnows.com //Web site: http://www.rhd.com /